UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 29, 2023

Catalyst Biosciences, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51173	56-2020050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Blvd Suite 120 South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 871-0761
 Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CBIO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 29, 2023, Catalyst Biosciences, Inc., a Delaware corporation (“Catalyst”), GNI USA, Inc., a Delaware corporation (“GNI USA”), GNI Group Ltd., a company incorporated under the laws of Japan with limited liability (“GNI Group”), GNI Hong Kong Limited, a company incorporated under the laws of Hong Kong with limited liability (“GNI HK”), Shanghai Genomics, Inc., a company organized under the laws of the People’s Republic of China (“Shanghai Genomics”, and collectively with GNI USA, GNI Group and GNI HK, the “Contributors,” and each a “Contributor”), the individuals (each, a “Minority Holder” and collectively, the “Minority Holders”) listed on Annex A thereto and Continent Pharmaceuticals Inc., a Cayman Islands company limited by shares (the “CPI”), entered into an amendment (the “BCA Amendment”) to the previously announced Business Combination Agreement, dated as of December 26, 2022 (the “Business Combination Agreement”). The BCA Amendment modifies the Business Combination Agreement, among other things, by (i) amending and restating Section 1.5 in connection with the treatment of the Operating Company Options (as defined therein); (ii) amending and restating Section 6.3, Section 7.1(e) and Section 8.3(a)(i) in connection with the preparation and filing of the proxy statement and the Resale Shelf Registration Statement (as defined therein); (iii) amending and restating Section 8.1(b)(i) to extend the Outside Date (as defined therein) to September 30, 2023; and (iv) amending and restating Section 8.3(a)(ii) in connection with the reimbursement of certain operating expenses of Parent.

The foregoing description of the BCA Amendment is qualified in its entirety by reference to the full text of the BCA Amendment, a copy of which is included as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

On March 29, 2023, Catalyst, GNI Group and GNI HK entered into an agreement and amendment (the “Agreement and Amendment”) to the previously announced Asset Purchase Agreement, dated as of December 26, 2022 (the “F351 Agreement”). Among other things, the Agreement and Amendment (i) modifies the F351 Agreement by amending and restating Section 4.1 in connection with the preparation and filing of the proxy statement and the Resale Shelf Registration Statement (as defined therein) and (ii) provides for the extension of the deadline for the cash settlement of the Conversion Shares as set forth in Catalyst’s Certificate of Designation of Preferences, Rights and Limitations of the Series X Convertible Preferred Stock to September 30, 2023.

The foregoing description of the Agreement and Amendment is qualified in its entirety by reference to the full text of the Agreement and Amendment, a copy of which is included as Exhibit 2.2 to this Current Report on Form 8-K and incorporated herein by reference.

On March 29, 2023, Catalyst executed an amendment to Contingent Value Rights Agreement (the “CVR Agreement Amendment”) to the previously announced Contingent Value Rights Agreement, dated as of December 26, 2022 (the “CVR Agreement”). The CVR Agreement Amendment amends certain definition set forth in Section 1.1 of the CVR Agreement to give effect to Catalyst’s sale of certain assets under the GCB APA (as defined in the CVR Agreement Amendment).

The foregoing description of the CVR Agreement Amendment is qualified in its entirety by reference to the full text of the CVR Agreement Amendment, a copy of which is included as Exhibit 2.3 to this Current Report on Form 8-K and incorporated herein by reference.

No Offer or Solicitation

This Current Report on Form 8-K is not intended to be, and does not constitute, an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Important Additional Information Will be Filed with the SEC

In connection with the proposed transactions between Catalyst, the Contributors, the Minority Holders and CPI, Catalyst intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a proxy statement and registration statement on Form S-3 that will contain a prospectus of Catalyst. CATALYST URGES ITS INVESTORS AND STOCKHOLDERS TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CATALYST, CPI, THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the proxy statement and prospectus and other documents filed by Catalyst with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement and prospectus and other documents filed by Catalyst with the SEC by contacting Catalyst Biosciences, Inc. at 611 Gateway Blvd. Suite 120, South San Francisco, California 94080. Investors and stockholders are urged to read the proxy statement and prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transactions.

Participants in the Solicitation

Catalyst, the Contributors, the Minority Holders, the entities held by the Minority Holders, and CPI, and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transactions. Information about Catalyst’s directors and executive officers is included in Catalyst’s most recent Annual Report on Form 10-K, including any information incorporated therein by reference, as filed with the SEC, the proxy statement for Catalyst’s 2022 annual meeting of stockholders, and Catalyst’s Form 8-K filed with the SEC on December 27, 2022. Additional information regarding the persons who may be deemed participants in the solicitation of proxies will be included in the proxy statement and prospectus relating to the proposed transactions when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
2.1	Amendment to Business Combination Agreement, dated as of March 29, 2023, by and among Catalyst, GNI USA, GNI Group, GNI HK, Shanghai Genomics, the Minority Holders and CPI.

2.2	Agreement and Amendment to Asset Purchase Agreement, dated as of March 29, 2023, by and among Catalyst, GNI Group and GNI HK.

2.3	Amendment to Contingent Value Rights Agreement, dated as of March 29, 2023, executed by Catalyst.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST BIOSCIENCES, INC.

Date: March 30, 2023	By:	/s/ Nassim Usman, Ph.D.
Nassim Usman, Ph.D. President and Chief Executive Officer